UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest January 2, 2019

Commission File Number: 000-55986

MCIG, INC.
(Exact name of registrant as specified in charter)
Nevada	27-4439285
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4720 Salisbury Road Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number	570-778-6459

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “mCig,”, “we” and “our” refer to mCig, Inc. unless the context requires otherwise

ITEM 2.01. Completion of Acquisition or Disposition of Assets

A Registration Statement on Form S-1 relating to the Spin-off was filed by OBITX with the Securities and Exchange Commission and was declared effective on December 10, 2018.  Upon effectiveness of the Registration Statement, OBITX became a company reporting to the SEC under the Securities Exchange Act of 1934.

MCIG is effecting the spin-off pursuant to the terms of the MCIG Board of Directors’ resolution and related organic actions. MCIG currently owns all of OBITX’s issued and outstanding Series A Preferred stock (100,000 shares) and 510,000 common shares issued and outstanding, giving MCIG majority control of OBITX. After distributing 402,811 shares of OBITX common stock to MCIG shareholders on a one for one thousand pro rata basis with MCIG retaining all remaining shares of common stock.

In addition, OBITX registered 2,500,000 shares of its common stock belonging to two shareholders and 3,000,000 warrants to purchase its common stock at $1.00 per share to six management personnel and shareholders with greater than 10% ownership of OBITX.

MCIG will utilize the shareholder ownership at close of business on December 11, 2019, to complete the Spin-off of OBITX, Inc. through the distribution of the outstanding shares of common stock (approximately) 402,811 shares of common stock) of OBITX to holders of the Company’s outstanding common stock.  OBITX’s business consists of those activities that previously comprised the media and technology division of the Company’s business.  Following the registered spin-off, and subsequent authorization to quote its stock on the OTC Bulletin Board or one of its premium marketplaces, OBITX will be a publicly-traded company. MCIG is currently a publicly traded company whose stock is quoted on the OTCQB.

The distribution of the OBITX common stock occurred by way of a pro rata dividend to the Company’s stockholders.  Each of the Company’s stockholders received one share of OBITX common stock for every 1,000 shares of Company common stock held at 5:00 p.m., New York City time, on the record date, December 11, 2018, no cash in lieu of any fractional shares of OBITX common stock will be paid.

ITEM 8.01. Other Events

The Company previously announced that it had, through its wholly-owned subsidiary NYAcres, Inc. entered into a joint venture agreement with FarmOn! Foundation to plant and harvest hemp at FarmOn!’s upstate farm. The initial hemp crop has been harvested and is being stored at FarmOn!’s facility pending an audit of the joint venture’s books and records, which is ongoing.  It is the intention of the Company to keep some of the plants to process for its own needs, including its new pet line, Artax, and its forthcoming pain cream.  The remainder of the crop will be sold.

Upon completion of the audit, the Company intends to either, renegotiate its agreements with FarmOn! or shift its hemp growing operation to any alternative source, either in New York or elsewhere. With the liberalization of marijuana laws (recreational use is now legal in ten States; and medical use in thirty-three States) the Company is exploring other, cheaper alternatives where crops can be harvested more cheaply.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCIG, INC.

Date: January 2, 2019	By:	/s/ Paul Rosenberg
Paul Rosenberg, Chief Executive Officer

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